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                                                                    EXHIBIT 15.1

               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

The Board of Directors
SPSS Inc.:

With respect to this registration statement on Form S-8, we acknowledge our awareness of the use therein of our reports dated May 10, 2000 and August 4, 2000 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                                              /s/ KPMG LLP

Chicago, Illinois
September 12, 2000